Exhibit 99.1

For further information contact:

Douglas Dynamics, Inc.

Nathan Elwell

847-530-0249

investorrelations@douglasdynamics.com

DOUGLAS DYNAMICS REPORTS THIRD QUARTER 2020 RESULTS

Strong Conclusion to Work Truck Attachments Pre-Season; Sequential Improvement at Work Truck Solutions Following 2Q20 Customer and Supplier Shutdowns

Third Quarter Highlights:

•	Produced Net Sales of $133.8 million
•	Recorded GAAP EPS of $0.39, and Adjusted EPS of $0.42
•	Paid $0.28 per share cash dividend on September 30, 2020

November 1, 2020 — Milwaukee, Wisconsin — Douglas Dynamics, Inc. (NYSE: PLOW), North America’s premier manufacturer and upfitter of work truck attachments and equipment, today announced financial results for the third quarter ended September 30, 2020.

Bob McCormick, President and CEO, noted, “Overall, the third quarter saw sequential improvements with customers and suppliers slowly ramping up their operations and learning to operate with pandemic related restrictions. Despite the challenging economic landscape, we are pleased with the progress our teams have made during the quarter. We remain vigilant and committed to ensuring the health and well-being of everyone on our team as the pandemic continues across the country. Despite this unpredictable environment, we are relentlessly pursuing our long-term objectives to effectively position us for the future.”

Consolidated Third Quarter 2020 Results

$ in millions (except Margins & EPS)	Q3 2020	Q3 2019
Net Sales	$133.8	$141.9
Gross Profit Margin	27.5%	28.2%

Income from Operations	$17.6	$19.9
Net Income	$9.2	$12.4
Diluted EPS	$0.39	$0.53

Adjusted EBITDA	$23.1	$25.1
Adjusted EBITDA Margin	17.2%	17.7%
Adjusted Net Income	$9.8	$12.8
Adjusted Diluted EPS	$0.42	$0.55

•	Consolidated Net Sales declined compared to the record results in the prior year, primarily driven by the ongoing impact of the pandemic and its effect on chassis supply, partially offset by relatively strong performance in the Attachments segment.
•	Adjusted EBITDA and Adjusted EBITDA Margin declined as a result of lower sales slightly offset by favorable product mix and effective cost management measures.
•	Interest expense increased $0.7 million due to higher interest paid on our term loan from the increase in principal balance, slightly offset by lower short term borrowing on our revolving line of credit.
•	The effective tax rate was 26.0%, compared to 20.0% in the same period last year, due to the release of reserves for uncertain tax positions in the third quarter of the prior year.

Douglas Dynamics – Third Quarter 2020

Work Truck Attachments Segment Third Quarter 2020 Results

$ in millions (except Adjusted EBITDA Margin)	Q3 2020	Q3 2019
Net Sales	$76.9	$75.6
Adjusted EBITDA	$20.2	$18.7
Adjusted EBITDA Margin	26.2%	24.7%

•	Net Sales increased by 2% compared to last year, due to a strong end to the pre-season order period, plus re-orders in September from dealers that had placed conservative pre-season orders.
•	This led to an approximate 50/50 ratio between second and third quarter pre-season orders, compared to previous expectations of a 55/45 split, and the prior year split of 60/40.
•	Adjusted EBITDA and Adjusted EBITDA Margin increased compared to last year, due to higher volumes, favorable product mix and effective cost management.
•	Dealer inventory remains relatively low compared to last year, but some fourth quarter re-order activity may have been pulled into the third quarter, as a result of improving dealer sentiment regarding the retail season.
•	McCormick noted, “We are encouraged by the early re-order trends, especially following two consecutive years of below average snowfall. Our industry leading operational capabilities to deliver our products to dealers during the winter season remains as strong as ever.”

Work Truck Solutions Segment Third Quarter 2020 Results

$ in millions (except Adjusted EBITDA Margin)	Q3 2020	Q3 2019
Net Sales	$56.9	$66.2
Adjusted EBITDA	$2.9	$6.4
Adjusted EBITDA Margin	5.1%	9.7%

•	Net Sales decreased compared to the prior year, as the gradual operational ramp up of customers and suppliers following pandemic related shutdowns continues to impact performance.
•	Adjusted EBITDA and Adjusted EBITDA margin were both similarly impacted by the ongoing pandemic related challenges, including Class 4-6 chassis supply.
•	After a difficult second quarter, quoting and order rates are improving at many of our East Coast locations, which bodes well for the future.
•	McCormick noted, “Despite the positive sequential improvements over the second quarter, demand and supply trends are not expected to return to pre-pandemic levels near-term. Overall, we are seeing promising quoting activity across the board, and are pleased with current levels of Class 7-8 chassis supply.”

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Douglas Dynamics – Third Quarter 2020

Dividend, Balance Sheet & Liquidity

•	A quarterly cash dividend of $0.28 per share of the Company's common stock was declared on September 3, 2020, and paid on September 30, 2020, to stockholders of record as of the close of business on September 18, 2020.
•	Net Cash Used in Operating Activities for the first nine months of 2020 increased to $27.1 million from $21.2 million during the same period last year, due to a significant decrease in net income, partially offset by favorable changes in working capital.
•	Free Cash Flow for the first nine months of 2020 decreased to $(36.5) million from $(29.0) million for the first nine months of 2019 as a result of higher cash used in operating activities, plus increased capital expenditures associated with ongoing long term growth projects.

Outlook

McCormick explained, “While 2020 has presented unique challenges, we have adapted quickly, and are pleased with recent performance improvements. However, the economic uncertainty in the near- and medium-term remains top of mind and although we’re seeing some positive signs, we are expecting the recovery to extend into 2021. We remain committed to investing in long-term growth initiatives and expect to emerge from this situation stronger and more confident about the future potential of our company.”

Additional outlook commentary:

•	Free Cash Flow is expected to exceed the amount necessary to fund the dividend.
•	In Attachments, the timing, location, and amount of snowfall will influence fourth quarter results as it does every year.
•	Solutions results will be impacted by customer confidence and ability to operate with varying pandemic restrictions, plus chassis supply trends.

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Douglas Dynamics – Third Quarter 2020

Earnings Conference Call Information

•	A conference call will occur on Monday, November 2nd, 2020 at 10:00 a.m. Eastern Time (9:00 a.m. Central Time). To join the conference call, please dial (877) 369-6591 domestically, or (253) 237-1176 internationally.
•	The call will also be available via the Investor Relations section of the website at www.douglasdynamics.com. For those who cannot listen to the live broadcast, replays will be available for one week following the call.

About Douglas Dynamics

Home to the most trusted brands in the industry, Douglas Dynamics is North America’s premier manufacturer and up-fitter of commercial work truck attachments and equipment. For more than 70 years, the Company has been innovating products that not only enable people to perform their jobs more efficiently and effectively, but also enable businesses to increase profitability. Through its proprietary Douglas Dynamics Management System (DDMS), the Company is committed to continuous improvement aimed at consistently producing the highest quality products, at industry-leading levels of service and delivery that ultimately drive shareholder value. The Douglas Dynamics portfolio of products and services is separated into two segments: First, the Work Truck Attachments segment, which includes commercial snow and ice control equipment sold under the FISHER®, SNOWEX® and WESTERN® brands. Second, the Work Truck Solutions segment, which includes the up-fit of market leading attachments and storage solutions under the HENDERSON® brand, and the DEJANA® brand and its related sub-brands.

Use of Non-GAAP Financial Measures

This press release contains financial information calculated other than in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”).  The non-GAAP measures used in this press release are Adjusted EBITDA, Adjusted Net Income and Adjusted Earnings Per Share, and Free Cash Flow.  The Company believes that these non-GAAP measures are useful to investors and other external users of its consolidated financial statements in evaluating the Company’s operating performance as compared to that of other companies.  Reconciliations of these non-GAAP measures to the nearest comparable GAAP measures can be found immediately following the Consolidated Statements of Cash Flows included in this press release.

Adjusted EBITDA represents net income (loss) before interest, taxes, depreciation, and amortization, as further adjusted for certain charges consisting of unrelated legal and consulting fees, pension termination costs, stock-based compensation, certain purchase accounting expenses, impairment charges, expenses related to debt modifications, and incremental costs incurred related to the COVID-19 pandemic. Such COVID-19 related costs include increased expenses directly related to the pandemic, and do not include either production related overhead inefficiencies or lost or deferred sales. We believe these costs are out of the ordinary, unrelated to our business and not representative of our results. The Company uses Adjusted EBITDA in evaluating the Company’s operating performance because it provides the Company and its investors with additional tools to compare its operating performance on a consistent basis by removing the impact of certain items that management believes do not directly reflect the Company’s core operations. The Company’s management also uses Adjusted EBITDA for planning purposes, including the preparation of its annual operating budget and financial projections, and to evaluate the Company’s ability to make certain payments, including dividends, in compliance with its senior credit facilities, which is determined based on a calculation of “Consolidated Adjusted EBITDA” that is substantially similar to Adjusted EBITDA.

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Douglas Dynamics – Third Quarter 2020

Adjusted Net Income and Adjusted Earnings Per Share (calculated on a diluted basis) represents net income (loss) and earnings (loss) per share (as defined by GAAP), excluding the impact of stock based compensation, pension termination costs, non-cash purchase accounting adjustments, impairment charges, expenses related to debt modifications, certain charges related to unrelated legal fees and consulting fees, incremental costs incurred related to the COVID-19 pandemic, and adjustments on derivatives not classified as hedges, net of their income tax impact. Such COVID-19 related costs include increased expenses directly related to the pandemic, and do not include either production related overhead inefficiencies or lost or deferred sales. We believe these costs are out of the ordinary, unrelated to our business and not representative of our results. Adjustments on derivatives not classified as hedges are non-cash and are related to overall financial market conditions; therefore, management believes such costs are unrelated to our business and are not representative of our results.  Management believes that Adjusted Net Income and Adjusted Earnings Per Share are useful in assessing the Company’s financial performance by eliminating expenses and income that are not reflective of the underlying business performance.

Free Cash Flow is a non-GAAP financial measure that we define as net cash provided by (used in) operating activities less capital expenditures.  Free Cash Flow should be evaluated in addition to, and not considered a substitute for, other financial measures such as Net Income (Loss) and Net Cash Used in Operating Activities.  We believe that free cash flow represents our ability to generate additional cash flow from our business operations.

Forward Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These statements include information relating to future events, future financial performance, strategies, expectations, competitive environment, regulation, product demand, the payment of dividends, and availability of financial resources.  These statements are often identified by use of words such as "anticipate," "believe," "intend," "estimate," "expect," "continue," "should," "could," "may," "plan," "project," "predict," "will" and similar expressions and include references to assumptions and relate to our future prospects, developments, and business strategies.  Such statements involve known and unknown risks, uncertainties and other factors that could cause our actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, weather conditions, particularly lack of or reduced levels of snowfall and the timing of such snowfall, our ability to manage general economic, business and geopolitical conditions, including the impacts of natural disasters, pandemics and outbreaks of contagious diseases and other adverse public health developments, such as the COVID-19 pandemic, our inability to maintain good relationships with our distributors, our inability to maintain good relationships with the original equipment manufacturers with whom we currently do significant business, lack of available or favorable financing options for our end-users, distributors or customers, increases in the price of steel or other materials, including as a result of tariffs, necessary for the production of our products that cannot be passed on to our distributors, increases in the price of fuel or freight, a significant decline in economic conditions, the inability of our suppliers and original equipment manufacturer partners to meet our volume or quality requirements, inaccuracies in our estimates of future demand for our products, our inability to protect or continue to build our intellectual property portfolio, the effects of laws and regulations and their interpretations on our business and financial condition, our inability to develop new products or improve upon existing products in response to end-user needs, losses due to lawsuits arising out of personal injuries associated with our products, factors that could impact the future declaration and payment of dividends, our inability to compete effectively against competition, our inability to achieve the projected financial performance with the assets of Dejana Truck & Utility Equipment Company, Inc., which we acquired in 2016, and unexpected costs or liabilities related to such acquisitions, as well as those discussed in the section entitled “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2019 and any subsequent Form 10-Q filings. You should not place undue reliance on these forward-looking statements.  In addition, the forward-looking statements in this release speak only as of the date hereof and we undertake no obligation, except as required by law, to update or release any revisions to any forward-looking statement, even if new information becomes available in the future.

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Financial Statements

Douglas Dynamics – Third Quarter 2020

Douglas Dynamics, Inc.

Consolidated Balance Sheets

(In thousands)

	September 30,	December 31,
	2020	2019
	(unaudited)	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$14,285	$35,665
Accounts receivable, net	123,192	87,871
Inventories	93,721	77,942
Inventories - truck chassis floor plan	11,306	6,539
Refundable income taxes paid	1,441	-
Prepaid and other current assets	4,739	3,511
Total current assets	248,684	211,528

Property, plant, and equipment, net	62,169	58,444
Goodwill	113,134	241,006
Other intangible assets, net	155,508	163,722
Operating lease - right of use asset	22,458	22,557
Other long-term assets	9,311	8,438
Total assets	$611,264	$705,695

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$20,068	$16,113
Accrued expenses and other current liabilities	28,670	26,496
Floor plan obligations	11,028	6,539
Operating lease liability - current	4,297	3,822
Income taxes payable	-	2,990
Short term borrowings	12,000	-
Current portion of long-term debt	1,972	22,143
Total current liabilities	78,035	78,103

Retiree health benefit obligation	6,654	6,338
Deferred income taxes	28,655	47,211
Long-term debt, less current portion	265,920	222,081
Operating lease liablility - noncurrent	18,466	18,981
Other long-term liabilities	25,681	19,818

Total stockholders' equity	187,853	313,163
Total liabilities and stockholders' equity	$611,264	$705,695

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Douglas Dynamics – Third Quarter 2020

Douglas Dynamics, Inc.

Consolidated Statements of Income (Loss)

(In thousands, except share and per share data)

	Three Month Period Ended		Nine Month Period Ended
	September 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
	(unaudited)		(unaudited)
Net sales	$133,761	$141,869	$321,994	$411,412
Cost of sales	97,033	101,930	241,501	288,934
Gross profit	36,728	39,939	80,493	122,478

Selling, general, and administrative expense	16,428	17,269	47,435	52,680
Impairment charges	-	-	127,872	-
Intangibles amortization	2,737	2,737	8,214	8,217

Income (loss) from operations	17,563	19,933	(103,028)	61,581

Interest expense, net	(5,007)	(4,271)	(15,709)	(12,610)
Debt modification expense	(237)	-	(3,429)	-
Other income (expense), net	145	(120)	(33)	(416)
Income (loss) before taxes	12,464	15,542	(122,199)	48,555

Income tax expense (benefit)	3,234	3,113	(17,484)	10,949

Net income (loss)	$9,230	$12,429	$(104,715)	$37,606

Weighted average number of common shares outstanding:
Basic	22,857,457	22,795,412	22,842,777	22,773,546
Diluted	22,878,002	22,832,170	22,842,777	22,808,722

Earnings (loss) per share:
Basic earnings (loss) per common share attributable to common shareholders	$0.40	$0.54	$(4.60)	$1.63
Earnings (loss) per common share assuming dilution attributable to common shareholders	$0.39	$0.53	$(4.60)	$1.61
Cash dividends declared and paid per share	$0.28	$0.27	$0.84	$0.82

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Douglas Dynamics – Third Quarter 2020

Douglas Dynamics, Inc.

Consolidated Statements of Cash Flows

(In thousands)

	Nine Month Period Ended
	September 30, 2020	September 30, 2019
	(unaudited)
Operating activities
Net income (loss)	$(104,715)	$37,606
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	14,704	14,335
Debt modification expense	267	-
Amortization of deferred financing costs and debt discount	914	910
Stock-based compensation	2,768	3,061
Adjustments on derivatives not designated as hedges	3,133	-
Provision for losses on accounts receivable	778	988
Deferred income taxes	(18,556)	442
Impairment charges	127,872	-
Earnout liability	(2,017)	(217)
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(36,656)	(72,734)
Inventories	(16,057)	(8,410)
Prepaid assets, refundable income taxes paid and other assets	(3,542)	(2,450)
Accounts payable	3,205	(1,594)
Accrued expenses and other current liabilities	(962)	4,418
Benefit obligations and other long-term liabilities	1,782	2,476
Net cash used in operating activities	(27,082)	(21,169)

Investing activities
Capital expenditures	(9,465)	(7,801)
Net cash used in investing activities	(9,465)	(7,801)

Financing activities
Shares withheld on restricted stock vesting paid for employees’ taxes	(72)	(50)
Payments of financing costs	(992)	--
Borrowings on long-term debt	270,875	--
Dividends paid	(19,411)	(18,879)
Net revolver borrowings	12,000	57,000
Repayment of long-term debt	(247,233)	(32,051)
Net cash provided by financing activities	15,167	6,020
Change in cash and cash equivalents	(21,380)	(22,950)
Cash and cash equivalents at beginning of period	35,665	27,820
Cash and cash equivalents at end of period	$14,285	$4,870

Non-cash operating and financing activities
Truck chassis inventory acquired through floorplan obligations	$27,691	$40,974

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Douglas Dynamics – Third Quarter 2020

Douglas Dynamics, Inc.

Segment Disclosures (unaudited)

(In thousands)

	Three Months Ended September 30, 2020	Three Months Ended September 30, 2019	Nine Months Ended September 30, 2020	Nine Months Ended September 30, 2019
Work Truck Attachments
Net Sales	$76,903	$75,632	$169,853	$213,693
Adjusted EBITDA	$20,155	$18,673	$38,527	$59,423
Adjusted EBITDA Margin	26.2%	24.7%	22.7%	27.8%

Work Truck Solutions
Net Sales	$56,858	$66,237	$152,141	$197,719
Adjusted EBITDA	$2,917	$6,393	$3,162	$18,772
Adjusted EBITDA Margin	5.1%	9.7%	2.1%	9.5%

Douglas Dynamics, Inc.

Free Cash Flow reconciliation (unaudited)

(In thousands)

	Three month period ended September 30,		Nine month period ended September 30,
	2020	2019	2020	2019
Net cash used in operating activities	$(21,058)	$(20,849)	$(27,082)	$(21,169)
Acquisition of property and equipment	(4,417)	(2,350)	(9,465)	(7,801)
Free cash flow	$(25,475)	$(23,199)	$(36,547)	$(28,970)

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Douglas Dynamics – Third Quarter 2020

Douglas Dynamics, Inc.

Net Income (Loss) to Adjusted EBITDA reconciliation (unaudited)

(In thousands)

	Three month period ended September 30,		Nine month period ended September 30,
	2020	2019	2020	2019
Net income (loss)	$9,230	$12,429	$(104,715)	$37,606

Interest expense - net	5,007	4,271	15,709	12,610
Income tax expense (benefit)	3,234	3,113	(17,484)	10,949
Depreciation expense	2,170	1,991	6,490	6,118
Intangibles amortization	2,737	2,737	8,214	8,217
EBITDA	22,378	24,541	(91,786)	75,500

Stock-based compensation	199	525	2,768	3,061
Impairment charges	-	-	127,872	-
Debt modification expense	237	-	3,429	-
COVID-19 (1)	157	-	1,322	-
Purchase accounting (2)	-	-	(2,017)	(217)
Other charges (3)	101	-	101	(149)
Adjusted EBITDA	$23,072	$25,066	$41,689	$78,195

(1) Reflects incremental costs incurred related to the COVID-19 pandemic for the periods presented.

(1) - Reflects $2,000 reversal of earn-out compensation acquired in conjunction with the acquisition of Dejana in the periods presented. Reflects $17 and $217 reversal of earn-out compensation in conjunction with the acquisition of Henderson in the nine months ended September 30, 2020 and 2019, respectively.
(3) Reflects unrelated legal and consulting fees for the periods presented.

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Douglas Dynamics – Third Quarter 2020

Douglas Dynamics, Inc.

Reconciliation of Net Income (Loss) to Adjusted Net Income (unaudited)

(In thousands, except share and per share data)

	Three month period ended September 30,		Nine month period ended September 30,
	2020	2019	2020	2019
Net income (loss)	$9,230	$12,429	$(104,715)	$37,606
Adjustments:
Stock based compensation	199	525	2,768	3,061
Impairment charges	-	-	127,872	-
Debt modification expense	237	-	3,429	-
COVID-19 (1)	157	-	1,322	-
Purchase accounting (2)	-	-	(2,017)	(217)
Adjustments on derivative not classified as hedge (3)	76	-	3,133	-
Other charges (4)	101	-	101	(149)
Tax effect on adjustments	(192)	(131)	(22,202)	(674)
Adjusted net income	$9,808	$12,823	$9,691	$39,627

Weighted average basic common shares outstanding	22,857,457	22,795,412	22,842,777	22,773,546
Weighted average common shares outstanding assuming dilution	22,878,002	22,832,170	22,866,909	22,808,722

Adjusted earnings (loss) per common share - dilutive	$0.42	$0.55	$0.41	$1.70

GAAP diluted earnings (loss) per share	$0.39	$0.53	$(4.60)	$1.61
Adjustments net of income taxes:

Stock based compensation	0.01	0.02	0.09	0.10
Impairment charges	-	-	4.72	-
Debt modification expense	0.01	-	0.11	-
COVID-19 (1)	0.01	-	0.05	-
Purchase accounting (2)	-	-	(0.07)	(0.01)
Adjustments on derivative not classified as hedge (3)	-	-	0.11	-
Other charges (4)	-	-	-	-

Adjusted diluted earning per share	$0.42	$0.55	$0.41	$1.70

(1) Reflects incremental costs incurred related to the COVID-19 pandemic for the periods presented.
(2) Reflects $2,000 reversal of earn-out compensation acquired in conjunction with the acquisition of Dejana in the periods presented. Reflects $17 and $217 reversal of earn-out compensation acquired in conjunction with the acquisition of Henderson in the nine months ended September 30, 2020 and 2019, respectively.
(3) Reflects mark-to-market and amortization adjustments on an interest rate swap not classified as a hedge for the periods presented.
(4) Reflects unrelated legal and consulting fees for the periods presented.